Exhibit 99.1
VMware Reports Fiscal Year 2021 First Quarter Results

Total revenue growth of 12% year-over-year
Subscription and SaaS revenue growth of 39% year-over-year

PALO ALTO, Calif.,  May 28, 2020—VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the first quarter of fiscal 2021:

•	Revenue for the first quarter was $2.73 billion, an increase of 12% from the first quarter of fiscal 2020.

•	The combination of subscription and SaaS and license revenue was $1.23 billion, an increase of 17% from the first quarter of fiscal 2020.

•	Subscription and SaaS revenue for the first quarter was $572 million, an increase of 39% year-over-year.

•
GAAP net income for the first quarter was $386 million, or $0.92 per diluted share, compared to $380 million, or $0.89 per diluted share, for the first quarter of fiscal 2020. Non-GAAP net income for the first quarter was $640 million, or $1.52 per diluted share, up 21% per diluted share compared to $535 million, or $1.25 per diluted share, for the first quarter of fiscal 2020.

•
GAAP operating income for the first quarter was $418 million, an increase of 18% from the first quarter of fiscal 2020. Non-GAAP operating income for the first quarter was $818 million, an increase of 25% from the first quarter of fiscal 2020.

•	Operating cash flow for the first quarter was $1.37 billion. Free cash flow for the first quarter was $1.29 billion.

•	RPO for Q1 totalled $10.1 billion, up 19% year-over-year; total revenue plus sequential change in total unearned revenue grew 6% year-over-year.

•	The combination of subscription and SaaS and license revenue plus sequential change in unearned subscription and SaaS and license revenue grew 16% year-over-year.

“In these unprecedented times, we delivered solid performance and strong execution in Q1 FY21,” said Pat Gelsinger, VMware CEO. “Ensuring the safety and well-being of our employees and addressing our customers’ rapidly changing needs have been our top priorities. We serve as an essential digital service to those customers who provide essential services, helping them scale efficiently and more securely.”

“Q1 demonstrated our ability to drive a positive ROI and enhanced resilience for customers undergoing digital transformations,” said Zane Rowe, executive vice president and CFO, VMware. “The quarter also highlighted VMware’s strengths and opportunities in a challenging economic environment.”

Business Highlights & Strategic Announcements

•
VMware launched VMware Tanzu, a portfolio of products and services that enable enterprises to deliver better software faster. Customers can use the VMware Tanzu suite to automate the modern app lifecycle, run Kubernetes across clouds, and unify and optimize multi-cloud operations.

•
VMware acquired Octarine, which will bring intrinsic security to containerized applications running in Kubernetes and build security capabilities into the fabric of the existing IT and DevOps ecosystems.

•
VMware made major updates to its core portfolio across VMware Cloud Foundation, the largest evolution of vSphere in a decade, NSX-T, vSAN and vRealize Operations Cloud, continuing to bring innovation to its leading infrastructure stack that powers on-premises environments and public clouds across the world.

•
VMware introduced new security offerings, including new VMware Advanced Security for Cloud Foundation, which will enable customers to replace legacy security solutions and deliver unified protection across private and public clouds.

•
Deutsche Telekom and VMware announced that they are collaborating on an open and intelligent virtual RAN platform, based on O-RAN standards, to bring agility to radio access networks (RANs) for both existing LTE and future 5G networks.

•
VMware launched VMware Partner Connect, the new, simplified and flexible program that empowers partners with flexibility to meet customers’ needs, making VMware technologies and services opportunities more accessible.

•	VMware was positioned as a leader in the IDC MarketScape: Worldwide Virtual Client Computing 2019-2020 Vendor Assessment, which evaluated 10 virtual client computing (VCC) vendors.[1]

The company will host a conference call today at 1:30 p.m. PT/ 4:30 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at http://ir.vmware.com in conjunction with the conference call.

1“IDC MarketScape: Worldwide Virtual Client Computing 2019-2020 Vendor Assessment” (Doc #US45752419, January 2020).
# # #

About VMware
VMware software powers the world’s complex digital infrastructure. The company’s cloud, networking and security, and digital workspace offerings provide a dynamic and efficient digital foundation to customers globally, aided by an extensive ecosystem of partners. Headquartered in Palo Alto, California, VMware is committed to being a force for good, from its breakthrough innovations to its global impact. For more information, please visit https://www.vmware.com/company.html.
Additional Information
VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes: materials that VMware files with the SEC; announcements of investor conferences, speeches and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting; and opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.

VMware, Tanzu, VMware Cloud Foundation, vSphere, vRealize, NSX-T, VMware Advanced Security and Carbon Black are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding expected benefits to customers of VMware’s acquisition of Octarine, collaboration with Deutsche Telecom, as well as products, solutions and services, including, for example, VMware Tanzu, VMware Cloud Foundation, vSphere, vRealize Operations Cloud, NSX-T, vSAN, VMware Advanced Security for Cloud Foundation, VMware Carbon Black and VMware Partner Connect. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the impact of the COVID-19 pandemic on our operations, financial condition, our customers, the business environment and the global and regional economies; (2) adverse changes in general economic or market conditions; (3) delays or reductions in consumer, government and information technology spending; (4) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing, and security industries, as well as new product and marketing initiatives by VMware’s competitors; (5) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (6) rapid technological changes in the virtualization software and cloud, end user, security and mobile computing industries; (7) VMware’s customers’ ability to transition to new products, platforms, services, solutions and computing strategies in such areas as containerization, modern applications, intrinsic security and networking, cloud, digital workspaces, virtualization and the software defined data center, and the uncertainty of their acceptance of emerging technology; (8) VMware’s ability to enter into, maintain and extend strategically effective partnerships and alliances; (9) the continued risk of litigation and regulatory actions; (10) VMware’s ability to protect its proprietary technology; (11) changes to product and service development timelines; (12) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (13) VMware’s ability to attract and retain highly qualified employees; (14) the ability of VMware to utilize our relationship with Dell to leverage go-to-market and product development activities; (15) risks associated with cyber-attacks, information security and data privacy; (16) disruptions resulting from key management changes; (17) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers; (18) changes in VMware’s financial condition; (19) geopolitical changes such as Brexit and increased tariffs and trade barriers that could adversely impact our non-U.S. sales; and (20) other business effects, including those related to industry, market, economic, political, regulatory and global health conditions. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots
VMware Investor Relations
pziots@vmware.com
650-427-3267

Michael Thacker
VMware Global PR
mthacker@vmware.com
650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	Three Months Ended
	May 1,	May 3,
	2020	2019
Revenue:
License	$660	$646
Subscription and SaaS	572	411
Services	1,502	1,393
Total revenue	2,734	2,450
Operating expenses(1):
Cost of license revenue	70	36
Cost of subscription and SaaS revenue	96	94
Cost of services revenue	318	299
Research and development	665	590
Sales and marketing	917	868
General and administrative	246	209
Realignment and loss on disposition	4	—
Operating income	418	354
Investment income	5	14
Interest expense	(49)	(34)
Other income (expense), net	(6)	17
Income before income tax	368	351
Income tax benefit	(18)	(14)
Net income	386	365
Less: Net loss attributable to non-controlling interests	—	(15)
Net income attributable to VMware, Inc.	$386	$380
Net income per weighted-average share attributable to VMware, Inc. common stockholders, basic for Classes A and B	$0.92	$0.91
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B	$0.92	$0.89
Weighted-average shares, basic for Classes A and B	418,383	417,636
Weighted-average shares, diluted for Classes A and B	421,513	426,697
__________
(1) Includes stock-based compensation as follows:
Cost of subscription and SaaS revenue	$4	$3
Cost of services revenue	22	18
Research and development	125	102
Sales and marketing	72	63
General and administrative	49	30

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	May 1,	January 31,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$5,946	$2,915
Accounts receivable, net of allowance for doubtful accounts of $6 and $7	1,535	1,883
Due from related parties, net	767	1,457
Other current assets	457	436
Total current assets	8,705	6,691
Property and equipment, net	1,292	1,280
Other assets	2,328	2,266
Deferred tax assets	5,658	5,556
Intangible assets, net	1,106	1,172
Goodwill	9,353	9,329
Total assets	$28,442	$26,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$195	$208
Accrued expenses and other	1,922	2,151
Current portion of long-term debt and other borrowings	2,748	2,747
Unearned revenue	5,182	5,218
Total current liabilities	10,047	10,324
Note payable to Dell	270	270
Long-term debt	4,712	2,731
Unearned revenue	4,036	4,050
Income tax payable	816	817
Operating lease liabilities	787	746
Other liabilities	346	347
Total liabilities	21,014	19,285
Contingencies
Stockholders’ equity:
Class A common stock, par value $0.01; authorized 2,500,000 shares; issued and outstanding 112,068 and 110,484 shares	1	1
Class B convertible common stock, par value $0.01; authorized 1,000,000 shares; issued and outstanding 307,222 shares	3	3
Additional paid-in capital	2,047	2,000
Accumulated other comprehensive loss	(18)	(4)
Retained earnings	5,395	5,009
Total stockholders’ equity	7,428	7,009
Total liabilities and stockholders’ equity	$28,442	$26,294

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	May 1,	May 3,
	2020	2019
Operating activities:
Net income	$386	$365
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	244	201
Stock-based compensation	272	216
Deferred income taxes, net	(98)	(18)
Unrealized (gain) loss on equity securities, net	(6)	3
(Gain) loss on disposition of assets, revaluation and impairment, net	6	(5)
Other	(4)	1
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	352	438
Other current assets and other assets	(171)	(125)
Due to/from related parties, net	690	614
Accounts payable	(10)	16
Accrued expenses and other liabilities	(249)	(356)
Income taxes payable	15	(45)
Unearned revenue	(53)	90
Net cash provided by operating activities	1,374	1,395
Investing activities:
Additions to property and equipment	(87)	(73)
Purchases of strategic investments	(5)	—
Proceeds from disposition of assets	4	22
Business combinations, net of cash acquired, and purchases of intangible assets	(38)	(45)
Net cash paid on disposition of a business	—	(4)
Net cash used in investing activities	(126)	(100)
Financing activities:
Proceeds from issuance of common stock	106	134
Net proceeds from issuance of long-term debt	1,984	—
Repurchase of common stock	(181)	(591)
Shares repurchased for tax withholdings on vesting of restricted stock	(115)	(204)
Principal payments on finance lease obligations	(1)	—
Net cash provided by (used in) financing activities	1,793	(661)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	—
Net increase in cash, cash equivalents and restricted cash	3,040	634
Cash, cash equivalents and restricted cash at beginning of the period	3,031	3,596
Cash, cash equivalents and restricted cash at end of the period	$6,071	$4,230
Supplemental disclosures of cash flow information:
Cash paid for interest	$74	$62
Cash paid for taxes, net	76	88
Non-cash items:
Changes in capital additions, accrued but not paid	$(7)	$3

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE
(in millions)
(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	May 1,	May 3,
	2020	2019
Total revenue, as reported	$2,734	$2,450
Sequential change in unearned revenue(1)	(50)	89
Total revenue plus sequential change in unearned revenue	$2,684	$2,539
Change (%) over prior year, as reported	6%

Growth in License and Subscription and SaaS Revenue Plus Sequential Change in Unearned License and Subscription and SaaS Revenue

	Three Months Ended
	May 1,	May 3,
	2020	2019
Total license and subscription and SaaS revenue, as reported	$1,232	$1,057
Sequential change in unearned license and subscription and SaaS revenue	41	41
Total license and subscription and SaaS revenue plus sequential change in unearned license and subscription and SaaS revenue	$1,273	$1,098
Change (%) over prior year, as reported	16%
__________
(1) Sequential change in unearned revenue consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the condensed consolidated balance sheets.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE
(in millions)
(unaudited)

	May 1,	January 31,	November 1,	August 2,	May 3,	February 1,
	2020	2020	2019	2019	2019	2019
Unearned revenue as reported:
License	$15	$19	$19	$19	$19	$15
Subscription and SaaS	1,579	1,534	1,199	976	953	916
Services
Software maintenance	6,611	6,700	6,106	6,042	5,754	5,741
Professional services	1,013	1,015	893	851	802	767
Total unearned revenue	$9,218	$9,268	$8,217	$7,888	$7,528	$7,439

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended May 1, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$70	—	—	(42)	—	—	—	$27
Cost of subscription and SaaS revenue	$96	(4)	—	(12)	—	—	—	$81
Cost of services revenue	$318	(22)	—	(1)	—	—	—	$295
Research and development	$665	(125)	—	—	—	—	—	$540
Sales and marketing	$917	(72)	(3)	(25)	—	(2)	—	$816
General and administrative	$246	(49)	—	—	—	(39)	—	$157
Realignment and loss on disposition	$4	—	—	—	(4)	—	—	$—
Operating income	$418	272	3	80	4	41	—	$818
Operating margin(2)	15.3%	10.0%	0.1%	2.9%	0.1%	1.5%	—	29.9%
Other income (expense), net(3)	$(6)	—	—	—	—	(6)	—	$(12)
Income before income tax	$368	272	3	80	4	35	—	$762
Income tax provision (benefit)	$(18)						140	$122
Tax rate(2)	N/A							16.0%
Net income	$386	272	3	80	4	35	(140)	$640
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$0.92	$0.65	$0.01	$0.19	$0.01	$0.08	$(0.33)	$1.52
__________
N/A - GAAP tax rate was not applicable due to the income tax benefit recorded for the three months ended May 1, 2020.
(1)     Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized.
(4) Calculated based upon 421,513 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended May 3, 2019
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$36	—	—	(20)	—	—	$16
Cost of subscription and SaaS revenue	$94	(3)	—	(26)	—	—	$65
Cost of services revenue	$299	(18)	—	(1)	—	—	$279
Research and development	$590	(102)	—	—	—	—	$489
Sales and marketing	$868	(63)	(2)	(22)	—	—	$781
General and administrative	$209	(30)	—	—	(13)	—	$166
Realignment and loss on disposition	$—	—	—	—	—	—	$—
Operating income	$354	216	2	69	13	—	$654
Operating margin(2)	14.4%	8.8%	0.1%	2.8%	0.5%	—	26.7%
Other income (expense), net(3)	$17	—	—	—	(1)	—	$16
Income before income tax	$351	216	2	69	12	—	$650
Income tax provision (benefit)	$(14)					118	$104
Tax rate(2)	N/A						16.0%
Net income	$365	216	2	69	12	(118)	$546
Less: Net income (loss) attributable to non-controlling interests	$(15)	22	—	9	—	(5)	$11
Net income attributable to VMware, Inc.	$380	194	2	60	12	(113)	$535
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(2)(4)	$0.89	$0.45	$—	$0.14	$0.03	$(0.27)	$1.25
__________
N/A - GAAP tax rate was not applicable due to the income tax benefit recorded for the three months ended May 3, 2019.
(1)    Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized.
(4) Calculated based upon 426,697 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE
(in millions)
(unaudited)

	Three Months Ended
	May 1,	May 3,
	2020	2019
Revenue:
License	$660	$646
Subscription and SaaS	572	411
Total license and subscription and SaaS	1,232	1,057
Services:
Software maintenance	1,245	1,148
Professional services	257	245
Total services	1,502	1,393
Total revenue	$2,734	$2,450
Percentage of revenue:
License	24.1%	26.4%
Subscription and SaaS	21.0%	16.7%
Total license and subscription and SaaS	45.1%	43.1%
Services:
Software maintenance	45.5%	46.8%
Professional services	9.4%	10.1%
Total services	54.9%	56.9%
Total revenue	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY
(in millions)
(unaudited)

	Three Months Ended
	May 1,	May 3,
	2020	2019
Revenue:
United States	$1,363	$1,196
International	1,371	1,254
Total revenue	$2,734	$2,450
Percentage of revenue:
United States	49.9%	48.8%
International	50.1%	51.2%
Total revenue	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES
TO FREE CASH FLOWS
(A NON-GAAP FINANCIAL MEASURE)
(in millions)
(unaudited)

	Three Months Ended
	May 1,	May 3,
	2020	2019
GAAP cash flows from operating activities	$1,374	$1,395
Capital expenditures	(87)	(73)
Free cash flows	$1,287	$1,322

VMware, Inc.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flow, differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flow differs from GAAP cash flow from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•
Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•
Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•
Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•
Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•
Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:

–	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

–	Costs associated with integrating acquired businesses.

–	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

–	Gains or losses on equity investments, whether realized or unrealized.

VMware, Inc.

–	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.

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Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

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Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flow is meaningful to investors because management reviews cash flow generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.